EXHIBIT 5.1































                                                          May 29, 1997


Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

                Residential Funding Mortgage Securities II, Inc.
                           Home Equity Loan Pass-Through Certificates
                           Registration Statement on Form S-3

Ladies and Gentlemen:

                  We are counsel to Residential Funding Mortgage Securities II, Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Home Equity Loan Pass-Through Certificates (the "Certificates"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant, Residential Funding Corporation as master servicer and a trustee to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the respective form filed as an Exhibit to the Registration Statement.

                  In connection with rendering this opinion letter, we have examined the forms of the Pooling and Servicing Agreement contained as Exhibits in the Registration Statement, the

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Residential Funding Mortgage Securities II, Inc.
May 29, 1997                                              Page 2.



Registration Statement and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents, (iii) the authorization, execution, delivery and enforceability of such documents, and the necessary entity power with respect thereto and (iv) that there is not and will not be any other agreement that modifies or supplements the agreements expressed in the documents to which this opinion letter relates and that renders any of the opinions expressed herein inconsistent with such documents as so modified or supplemented.

                  Our opinions set forth below are subject to the qualification that enforceability of each of the respective obligations of the parties under any agreement is subject to (i) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law,
(ii) the effect of certain laws, regulations and judicial or other decisions upon the availability and enforceability of certain provisions, covenants or remedies, including the remedies of specific performance and self-help and provisions imposing penalties and forfeitures, (iii) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors and (iv) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of any agreement which purport or are construed to provide indemnification with respect to securities law violations. However, the non-enforceability of any such remedies will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.

                  In rendering this opinion letter, we to not express any opinion concerning any law other than the law of the State of New York and the corporate law of the State of Delaware. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed below.

                  Based upon and subject to the foregoing, it is our opinion that:

     1. Upon the authorization, execution and delivery thereof by the parties thereto, each Pooling and Servicing Agreement will be the legal and valid obligation of the Registrant, enforceable against the Registrant in accordance with its terms.
     2. Upon the authorization, execution and delivery of a Pooling and Servicing Agreement for a series of Certificates by the parties thereto, the execution and authorization of the Certificates of such series in accordance with the provisions of that Pooling and Servicing
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Residential Funding Mortgage Securities II, Inc.
May 29, 1997                                                Page 3.


Agreement and the sale and delivery of such Certificates as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, such Certificates will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

                  3. The description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus relating to the Certificates contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in the Certificates, is accurate with respect to those tax consequences which are discussed.

                  We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement relating to the Certificates included in the Registration Statement under the heading "Legal Matters", and in the prospectus relating to the Certificates included in the Registration Statement under the heading "Certain Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act and the rules and regulations thereunder with respect to any part of the Registration Statement, including this Exhibit.


                                                     Very truly yours,

                                                     THACHER PROFFITT & WOOD

                                                     By



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